Exhibit (n)(1)

POWER OF ATTORNEY
The undersigned officers and/or directors of Prospect Capital Corporation, a corporation formed under the laws of the State of Maryland (the “Company”), do hereby constitute and appoint John F. Barry III, M. Grier Eliasek, and Kristin L. Van Dask, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or directors, a Registration Statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common stock, preferred stock, debt securities, subscription rights, warrants or units; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 10th day of February, 2026.

/s/ Andrew C. Cooper	/s/ William J. Gremp
Andrew C. Cooper Director	William J. Gremp Director
/s/ Eugene S. Stark	/s/ John F. Barry III
Eugene S. Stark Director	John F. Barry III Director, Chairman of the Board of Directors and Chief Executive Officer
/s/ Kristin L. Van Dask	/s/ M. Grier Eliasek
Kristin L. Van Dask Chief Financial Officer, Chief Compliance Officer and Secretary	M. Grier Eliasek Director, President and Chief Operating Officer